Exhibit (a)(2)(iii)

TRICON RESIDENTIAL INC.
(the "**Corporation**")

Special Meeting
March 28, 2024 at 10:00 AM (Canada/Eastern Daylight)
https://web.lumiconnect.com/#/411155572 Password: tricon2024 (case sensitive) Meeting ID: 411-155-572
(the "**Meeting**")

TRICON RESIDENTIAL

Voting Instructions - Guidelines and Conditions

The Corporation is providing you the enclosed proxy-related materials for their securityholder Meeting. Your name, address and information about your security holdings have been obtained in accordance with applicable securities regulations from the intermediary holding them on your behalf (which is identified by name, code or identifier in the information on the top right corner on the reverse). The Voting Instruction Form ("VIF") is to enable your vote to be submitted on the stated matters. Please complete, sign, date and return the VIF. Unless you appoint yourself or a delegate to attend the Meeting and vote, your securities can be voted only by Management Nominees in accordance with your instructions.

We are prohibited from voting these securities on any of the matters to be acted upon at the Meeting without your specific voting instructions. In order for these securities to be voted at the meeting, **it will be necessary for us to have your specific voting instructions.** Please complete and return the information requested in this form to provide your voting instructions to us promptly.

By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.

THIS VOTING INSTRUCTION FORM SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIAL. YOUR VOTING INSTRUCTIONS MUST BE RECEIVED NO LATER THAN THE FILING DEADLINE NOTED ON THE REVERSE OF THE VIF OR THE EQUIVALENT TIME BEFORE THE TIME AND DATE OF ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Voting Instructions and Authority - Notes

1. THIS VOTING INSTRUCTION FORM IS SOLICITED BY THE CORPORATION.
2. If you appoint the Management Nominees indicated on the reverse to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Voting Recommendation highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.
3. The appointment of the Management Nominees or another Appointee gives them discretion to vote on any other matters that may properly come before the Meeting.
4. If internet voting is available, you can provide your voting instructions on the website (see "Internet" section under "Voting Method").
5. To be valid, this VIF must be signed. Please date the VIF. If the VIF is not dated, it is deemed to bear the date of mailing to the securityholders of the Corporation.
6. **This form does not convey any right to vote in person at the Meeting. We urge you to read the above instructions, and the Information Circular prior to completing, signing and returning the VIF so that your securities can be voted. If you want to attend the meeting and vote in person, write your name in the place provided for that purpose on the reverse of this form. You can also write the name of someone else whom you wish to attend the meeting and vote on your behalf. Unless prohibited by law, the person whose name is written in the space provided will have full authority to present matters to the meeting and vote on all matters that are presented at the meeting, even if those matters are not set out in this form or the information circular. Consult a legal advisor if you wish to modify the authority of that person in any way. If you require help, contact your advisor.**
7. Guidelines for proper execution of the VIF are available at www.stac.ca. Please refer to the Proxy Protocol.

VOTING METHOD	
Internet	Go to www.voteproxyonline.com and enter the 12 digit control number
FACSIMILE	416-595-9593
MAIL or HAND DELIVERY	TSX Trust Company 301-100 Adelaide Street West Toronto, Ontario, M5H 4H1

For assistance, please contact TSX TRUST INVESTOR SERVICES.

Mail:	301 - 100 Adelaide Street West Toronto, ON, M5H 4H1
Tel:	1-866-600-5869
Email:	tsxtis@tmx.com

VOTING INSTRUCTION FORM (“VIF”) TRICON RESIDENTIAL INC. (the “Corporation”) Special March 28, Meeting 2024 at 10:00 AM https://web. (Canada/Eastern lumiconnect. Daylight) com/#/411155572 Password: 411-155-572 tricon2024 (case sensitive) Meeting ID: SECURITY CLASS: Common Shares RECORD DATE: Feb. 13, 2024 FILING DEADLINE FOR March 26, 2024 at 10:00 AM PROXY: (Canada/Eastern Daylight) APPOINTEES Lead The undersigned Director hereby appoints David Berman, Executive Chairman whom failing Gary Berman, Chief Executive O?cer or failing both of them Peter Sacks, (the “Management Nominees”) or instead of any of them, the following Appointee PLEASE PRINT APPOINTEE NAME as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, - SEE VOTING GUIDELINES ON REVERSE - RESOLUTIONS - VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES 1. Arrangement Resolution FOR AGAINST To consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is outlined in Appendix “A” of the accompanying management information circular (the “Circular”), to approve an arrangement under section 182 of the Business Corporations Act (Ontario) involving Tricon Residential Inc. (the “Company”) and Creedence Acquisition ULC (the “Purchaser”) in accordance with the arrangement agreement between the Purchaser and the Company dated January 18, 2024, as it may be modi?ed, supplemented or amended from time to time in accordance with its terms, and all the transactions contemplated thereby, pursuant to which among other things, the Purchaser would acquire all of the issued and outstanding common shares of the Company, as more particularly described in the Circular.

REVIEW YOUR VOTING OPTIONS ONLINE: VOTE AT PROXYVOTE.COM USING YOUR COMPUTER OR MOBILE DATA DEVICE. BY TELEPHONE: YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE AT: 1-800-454-8683 BY MAIL: THIS VOTING INSTRUCTION FORM MAY BE RETURNED BY MAIL IN THE ENVELOPE PROVIDED. REMINDER: PLEASE REVIEW THE INFORMATION / PROXY CIRCULAR BEFORE VOTING. SEE VOTING INSTRUCTION NO. 2 ON REVERSE SCAN TO VIEW MATERIAL AND VOTE NOW ***WE NEED TO RECEIVE YOUR VOTING INSTRUCTIONS AT LEAST ONE BUSINESS DAY BEFORE THE PROXY DEPOSIT DATE.*** STEP 2 COMPLETE YOUR VOTING DIRECTIONS 1 To consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is outlined in Appendix “A” of the accompanying management information circular (the “Circular”), to approve an arrangement under section 182 of the Business Corporations Act (Ontario) involving Tricon Residential Inc. (the “Company”) and Creedence Acquisition ULC (the “Purchaser”) in accordance with the arrangement agreement between the Purchaser and the Company dated January 18, 2024, as it may be modified, supplemented or amended from time to time in accordance with its terms, and all the transactions contemplated thereby, pursuant to which among other things, the Purchaser would acquire all of the issued and outstanding common shares of the Company, as more particularly described in the Circular. *NOTE* This Voting Instruction Form refers to Common Shares. RECOMMENDATION: FOR FOR AGAINST 0 0 FILL IN THE BOX “ O” TO THE RIGHT IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON. 4 0

Broadridge

51 MERCEDES WAY
EDGEWOOD NY 11717

** ISSUER COPY **

TRICON RESIDENTIAL INC.
7 ST. THOMAS ST SUITE 801
TORONTO, ON M5S 2B7
CANADA

VOTING INSTRUCTION FORM

SPECIAL MEETING
TRICON RESIDENTIAL INC.

WHEN:
THURSDAY, MARCH 28, 2024 AT 10:00 A.M. EDT

WHERE:
https://web.lumiconnect.com/#/411155572
Password: tricon2024 (case sensitive)
Meeting ID: 411-155-572

About Voting
A meeting is being held for the holders of the securities listed on the other side of this form. As a beneficial holder of the securities you have the right to vote on the item(s) being covered at the meeting, which are described in the Proxy Statement.

The control number has been assigned to you to identify your shares for voting. You must keep your control number confidential and not disclose it to others other than when you vote using one of the voting options set out on this form. Should you send this form or provide your control number to others, you are responsible for any subsequent voting of, or subsequent inability to vote, your shares.

Please read the Proxy Statement carefully and take note of any relevant proxy deposit date.

We need to receive your voting instructions at least one business day before the proxy deposit date noted on the reverse.

If you have any questions, please contact the person who services your account. We have been requested to forward to you the enclosed proxy material relative to securities held by us in your account but not registered in your name. Only we as the holder of record can vote such securities. We shall be pleased to vote your securities in accordance with your wishes, if you will execute the form and return it to us promptly in the enclosed business reply envelope. It is understood that if you sign without otherwise marking the form your securities will be voted as recommended in the Proxy Statement.

For this meeting, the extent of our authority to vote your securities in the absence of your instructions can be determined by referring to the applicable voting instruction number indicated on the face of your form.

For margin accounts, in the event your securities have been loaned over record date, the number of securities we vote on your behalf has been or can be adjusted downward.

Please note that under a rule amendment adopted by the New York Stock Exchange for shareholder meetings held on or after January 1, 2010, brokers are no longer allowed to vote securities held in their clients' accounts on uncontested elections of directors unless the client has provided voting instructions (it will continue to be the case that brokers cannot vote their clients' securities in contested director elections). Consequently, if you want us to vote your securities on your behalf on the election of directors, you must provide voting instructions to us. Voting on matters presented at shareholder meetings, particularly the election of directors is the primary method for shareholders to influence the direction taken by a publicly-traded company. We urge you to participate in the election by returning the enclosed voting instruction form to us with instructions as to how to vote your securities in this election.

If your securities are held by a broker who is a member of the New York Stock Exchange (NYSE), the rules of the NYSE will guide the voting procedures. These rules provide that if instructions are not received from you prior to the issuance of the first vote, the proxy may be given at the discretion of your broker (on the tenth day, if the material was mailed at least 15 days prior to the meeting date or on the fifteenth day, if the proxy material was mailed 25 days or more prior to the meeting date). In order for your broker to exercise this discretionary authority, proxy material would need to have been mailed at least 15 days prior to the meeting date, and one or more of the matters before the meeting must be deemed "routine" in nature according to NYSE guidelines. If these two requirements are met and you have not communicated to us prior to the first vote being issued, we may vote your securities at our discretion on any matters deemed to be routine. We will nevertheless follow your instructions, even if our discretionary vote has already been given, provided your instructions are received prior to the meeting date.

The following instructions provide specifics regarding the meeting for which this voting form applies.

Instruction 1
All proposals for this meeting are considered "routine". We may vote in our discretion on all proposals, if your instructions are not received.

If your securities are held by a bank, your securities cannot be voted without your specific instructions.

Instruction 2
In order for your securities to be represented at the meeting on one or more matters before the meeting, it will be necessary for us to have your specific voting instructions.

If your securities are held by a bank, your securities cannot be voted without your specific instructions.

Instruction 3
In order for your securities to be represented at the meeting, it will be necessary for us to have your specific voting instructions.

Instruction 4
We have previously sent you proxy soliciting material pertaining to the meeting of shareholders of the company indicated. According to our latest records, we have not as of yet received your voting instruction on the matter(s) to be considered at this meeting and the company has requested us to communicate with you in an endeavor to have your securities voted.

**If you hold your securities through a Canadian broker or bank, please be advised that you are receiving the voting instruction form and meeting materials, at the direction of the issuer. Even if you have declined to receive securityholder materials, a reporting issuer is required to deliver these materials to you. If you have advised your intermediary that you object to the disclosure of your beneficial ownership information to the reporting issuer, it is our responsibility to deliver these materials to you on behalf of the reporting issuer.

These materials are being sent at no cost to you.

To attend the meeting and vote your shares in person or virtually (as applicable)
If you wish to attend the meeting, mark the appropriate box on the other side of this form, and a legal proxy will be issued and mailed to you. The legal proxy will grant you or your designate the right to attend the meeting and vote in person or virtually (as applicable), subject to any rules described in the Proxy Statement applicable to the delivery of a proxy.

The legal proxy will be mailed to the name and address of the beneficial holder noted above. **You need to submit and deliver the legal proxy in accordance with the proxy deposit date and any instructions or disclosures noted in the Proxy Statement.** You or your designate must attend the meeting for your vote to be counted.

Allow sufficient time for the mailing and return of the legal proxy by the proxy deposit date to the issuer or its agent.

Please be advised that if you, the beneficial holder, ask for a legal proxy to be issued, you may have to take additional steps in order for the proxy to be fully effective under applicable law. For example, it may be necessary that you deposit the legal proxy with the issuer or its agent in advance of the meeting. Further, if a legal proxy is issued, all other voting instructions given on this voting instruction form will not be effective.

This Voting Instruction Form confers discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof.

Disclosure of Information – Electing to Receive Financial Statements or Requesting Meeting Materials
By electing to receive the financial statements or requesting meeting materials, your name and address may be provided to the issuer (or its agent) for mailing purposes.

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PLEASE SEE OVER

89612W102

S83208-

1
1

VOTING INSTRUCTION FORM TRICON RESIDENTIAL INC. MEETING TYPE: SPECIAL MEETING MEETING DATE: THURSDAY, MARCH 28, 2024 AT 10:00 A.M. EDT RECORD DATE: FOR HOLDERS AS OF FEBRUARY 13, 2024 PROXY DEPOSIT DATE: MARCH 26, 2024 CUID: ACCOUNT NO: CUSIP: 89612W102 1 1 S83209— E 1 OF 1 CONTROL NO.: 4 STEP 2 APPOINT A PROXY (OPTIONAL) APPOINTEE(S): D. Berman whom failing G. Berman or failing both of them P. Sacks IF YOU WISH TO ATTEND THE MEETING OR DESIGNATE ANOTHER PERSON TO ATTEND, VOTE AND ACT ON YOUR BEHALF AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, OTHER THAN THE PERSON(S) SPECIFIED ABOVE, PRINT YOUR NAME OR THE NAME OF THE OTHER PERSON ATTENDING THE MEETING IN THE SPACE PROVIDED HEREIN. UNLESS YOU INSTRUCT OTHERWISE, THE PERSON WHOSE NAME IS WRITTEN IN THIS SPACE WILL HAVE FULL AUTHORITY TO ATTEND, VOTE AND OTHERWISE ACT IN RESPECT OF ALL MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, EVEN IF THESE MATTERS ARE NOT SET OUT IN THE FORM OR THE CIRCULAR. FOR VIRTUAL MEETINGS, YOU MAY NEED TO COMPLETE ADDITIONAL INFORMATION OR TAKE ADDITIONAL ACTION FOR YOU OR YOUR APPOINTEE TO ATTEND THE MEETING. • PLEASE PRINT APPOINTEE NAME ABOVE STEP 3 COMPLETE YOUR VOTING DIRECTIONS ITEM(S): VOTING RECOMMENDATIONS ARE INDICATED BY BOLD TEXT OVER THE BOXES (FILL IN ONLY ONE BOX “ â‘ “ PER ITEM IN BLACK OR BLUE INK) 1 To consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is outlined in Appendix “A” of the accompanying management information circular (the “Circular”), to approve an arrangement under section 182 of the Business Corporations Act (Ontario) involving Tricon Residential Inc. (the “Company”) and Creedence Acquisition ULC (the “Purchaser”) in accordance with the arrangement agreement between the Purchaser and the Company dated January 18, 2024, as it may be modified, supplemented or amended from time to time in accordance with its terms, and all the transactions contemplated thereby, pursuant to which among other things, the Purchaser would acquire all of the issued and outstanding common shares of the Company, as more particularly described in the Circular. “NOTE” This Voting Instruction Form refers to Common Shares. RECOMMENDATION: FOR FOR AGAINST 1:1 1:1 STEP 4 THIS DOCUMENT MUST BE SIGNED AND DATED * ISSUER CONFIRMATION COPY - I 0 ONLY * SIGNATURE(S) *INVALID IF NOT SIGNED* M M D D Y Y

2601 14TH AVENUE
MARKHAM, ON L3R 0H9

Broadridge™

VOTING INSTRUCTION FORM

SPECIAL MEETING

TRICON RESIDENTIAL INC.

WHEN:
THURSDAY, MARCH 28, 2024 AT 10:00 A.M. EDT

WHERE:
https://web.lumiconnect.com/#/411155572
Password: tricon2024 (case sensitive)
Meeting ID: 411-155-572

S83209- 1 OF 1 E

TRICON RESIDENTIAL INC.
7 ST. THOMAS ST SUITE 801
TORONTO, ON M5S 2B7
CANADA

STEP 1 — REVIEW YOUR VOTING OPTIONS

ONLINE: VOTE AT **PROXYVOTE.COM** USING YOUR COMPUTER OR MOBILE DATA DEVICE. YOUR CONTROL NUMBER IS LOCATED BELOW.

SCAN TO VIEW MATERIAL AND VOTE NOW →

BY TELEPHONE: YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE AT: **ENGLISH: 1-800-474-7493** OR **FRENCH: 1-800-474-7501**

BY MAIL: THIS VOTING INSTRUCTION FORM MAY BE RETURNED BY MAIL IN THE ENVELOPE PROVIDED.

REMINDER: PLEASE REVIEW THE INFORMATION / PROXY CIRCULAR BEFORE VOTING.

18062020

WE NEED TO RECEIVE YOUR VOTING INSTRUCTIONS AT LEAST ONE BUSINESS DAY BEFORE THE PROXY DEPOSIT DATE.

CONTROL NO.:→

PROXY DEPOSIT DATE: MARCH 26, 2024

The control number has been assigned to you to identify your shares for voting.

You must keep your control number confidential and not disclose it to others other than when you vote using one of the voting options set out on this form. Should you send this form or provide your control number to others, you are responsible for any subsequent voting of, or subsequent inability to vote, your shares.

Dear Client:

A meeting is being held for securityholders of the above noted issuer.

1. You are receiving this Voting Instruction Form and the enclosed meeting materials at the direction of the issuer as a beneficial owner of securities. You are a beneficial owner because we, as your intermediary, hold the securities in an account for you and the securities are not registered in your name.
2. **Votes are being solicited by or on behalf of the management of the issuer.**
3. Even if you have declined to receive materials, a reporting issuer is entitled to deliver these materials to you and if requested to do so, it is our responsibility to forward them. These materials are being sent at no cost to you, in the language you requested, if available.
4. **Unless you attend the meeting and vote in person or virtually (as applicable), your securities can only be voted through us as registered holder or proxyholder of the registered holder in accordance with your instructions. We cannot vote for you if we do not receive your voting instructions. Please provide your voting instructions to us promptly using one of the available voting methods or complete and return this form. We will submit a proxy vote on your behalf according to the voting instructions you provide, unless you elect to attend the meeting and vote in person or virtually (as applicable).**
5. When you give us your voting instructions, you acknowledge that:
   - You are the beneficial owner or are authorized to provide these voting instructions; and
   - You have read the material and the voting instructions on this form.
6. You may not present this Voting Instruction Form at the meeting in order to vote.
7. To attend and vote your shares at the meeting:
   - Write your name or the name of your designate to act on your behalf on the "Appointee" line on the other side of this form, sign and date the form, and return it by mail, or
   - Go to ProxyVote.com (if available) and insert the name in the "Change Appointee(s)" section on the voting site.
   - For virtual meetings, you may need to complete additional information or take additional action for you or your Appointee to attend the meeting. Refer to the meeting material accompanying this voting instruction form for details.

   You, or your designate, as the named "Appointee", must attend the meeting for your vote to be counted.
8. Unless prohibited by law or you instruct otherwise, the Appointee(s) or the person whose name is written in the space provided will have full authority to attend and otherwise act at, and present matters to the meeting and any adjournment or postponement thereof, and vote on all matters that are brought before the meeting or any adjournment or postponement thereof, even if these matters are not set out in this form or in the management proxy circular. Consult a legal advisor if you wish to modify the authority of that person in any way. If you require assistance, please contact the person who services your account.
9. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.
10. **If the items listed in the management proxy circular are different from the items listed on the other side of this form, the management proxy circular will be considered correct.**
11. **The Appointee named in this form will exercise the voting rights attached to the securities in accordance with the instructions given. In the absence of any specific instructions as to voting being provided by you on this form, the item(s) will be voted as recommended on the reverse of this form or as stated in the management proxy circular, except in the case of your appointment of an Appointee.**
12. This Voting Instruction Form should be read in conjunction with the accompanying management proxy circular.
13. **To ensure that your instructions are received in sufficient time to be processed, please ensure that the Voting Instruction Form is received by us or voted online at least one business day before the proxy deposit date noted above or the proxy deadline specified in the management proxy circular.** Voting instructions received on the proxy deposit date or later may not be able to be included in the final tabulation.

This Voting Instruction Form confers discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof.

If you have any questions or require help, please contact the person who services your account.

Disclosure of Information – Electing to Receive Financial Statements or Requesting Meeting Materials
By electing to receive the financial statements or requesting meeting materials, your name and address may be provided to the reporting issuer (or its agent) for mailing purposes.

PLEASE SEE OVER